Exhibit 1.1

                     ALLIANCE FARMS COOPERATIVE ASSOCIATION
                       A COLORADO COOPERATIVE ASSOCIATION

                                AGENCY AGREEMENT

                                             , 1997




Interstate/Johnson Lane Corporation
121 West Trade Street
Charlotte, North Carolina 28202

Gentlemen:

          The undersigned, Alliance Farms Cooperative Association, a Colorado cooperative association (the "Association"), hereby confirms its agreement with you as follows:

          1.   INTRODUCTION.

          This Agreement sets forth the understanding and agreement among the Association and you whereby you will serve as agent for the Association in connection with the Association's sale, on a best efforts basis, of (a) a minimum of 17 and a maximum of 51 shares of the Association's (Class A) Common Stock (the "Class A Shares"), (b) a minimum of 18 and a maximum of 54 shares of the Association's Class B Common Stock (the "Class B Shares"), and (c) a minimum of 24 and a maximum of 72 shares of the Association's Class C Common Stock (the "Class C Shares", and together with the Class A Shares and the Class B Shares, the "Shares"), at the respective purchase prices and subject to the terms and
conditions set forth in the Prospectus dated             , 1997, as amended or
as supplemented if the Association shall have filed with the Securities and Exchange Commission any amendment thereof or supplement thereto (the "Prospectus"), relating to the offer and sale of the Shares. The Prospectus is included in a Registration Statement on Form SB-2 (Registration No. 333-25501) filed with the Securities and Exchange Commission (the "Registration Statement"), which Registration Statement has become effective pursuant to
Section 8 of the Securities Act of 1933, as amended, on the date of the execution of this Agreement. Capitalized terms used herein which are not otherwise defined shall have the same meanings as provided in the Prospectus.


          2.   REPRESENTATIONS AND WARRANTIES OF THE ASSOCIATION.

          The Association represents and warrants to you and agrees with you that:
          (a) When the Registration Statement became effective and upon the first delivery of the Prospectus to you, the Prospectus did contain and will contain, as the case may be, all statements that are required to be stated therein in accordance with applicable federal and state securities laws and regulations and in all material respects conforms and will conform, as the case may be, to the requirements of such laws and regulations and did not include and will not include, as the case may be, any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representations or warranties are made with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Association with respect to you, by you or on your behalf expressly for use in the Prospectus or any amendment or supplement thereof.

          (b) The Association is a cooperative association duly organized and validly existing pursuant to the Colorado Cooperative Association Law (the "CAL"), with all corporate authority necessary to conduct its business as described in all material respects in the Prospectus, subject only to regulatory approvals as described in the Prospectus. The Association has been duly organized to function as a cooperative association as described in all material respects in the Prospectus. The Board of Directors has authorized the Shares to be issued pursuant to the Registration Statement and the Prospectus. Provided the requisite minimum number of Subscriptions are received and accepted by the Association, upon acceptance of such Subscriptions and payment therefor each such accepted subscriber will become a shareholder of the Association entitled to all the benefits of a shareholder under the CAL.

          (c) There is no litigation or governmental proceeding pending or to the Association's knowledge threatened involving the business of the Association that might materially and adversely affect the value or the operation of the business or the financial condition of the Association, except as may be disclosed in the Prospectus.

          (d) Any historical financial statements (other than pro forma financial statements) together with related schedules and notes included in the Prospectus present fairly the financial position of the subject entity as of the respective dates and for the respective periods indicated and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a basis that is consistent in all material respects during the periods involved, except as may be disclosed in the Prospectus.

          (e) The Association is not in default which has not been waived in the performance of any obligation, agreement or condition contained in any agreement by which the Association is bound. Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof conflict with or result in a breach of any of the terms, provisions or conditions of any agreement or instrument to which the Association is a party or by which it is bound, or any order, rule or regulation applicable to the Association of any court or any governmental body or administrative agency having jurisdiction over the Association.

          (f) The Shares conform in all material respects to the description thereof contained in the Prospectus, and will have been duly and validly authorized for issuance and, when paid for as described in the Prospectus, will be validly issued, fully paid and nonassessable.

          (g) The person or persons executing this Agreement on behalf of the Association are duly authorized so to sign, and this Agreement is and will be a valid, legal and binding agreement of the Association, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

          (h) No officer or director of the Association or shareholder of the Association identified under the heading "Principal Stockholders" in the Prospectus is affiliated with a member of the National Association of Securities Dealers, Inc., nor is any of those persons subject to "statutory disqualification" (as defined in Section 3(a)(39) of the Securities Exchange Act of 1934) regarding any such affiliation, except that Farmland Industries, Inc., a shareholder of the Association, is affiliated with Farmland Securities Company, a member of the National Association of Securities Dealers, Inc.

          (i) No affiliate of the Association has received nor is entitled to receive, directly or indirectly, any compensation or other benefit including, but not limited to, any commission or similar fee relating to the investments in or of the Association, except as specifically described in the Prospectus.

          (j) Any additional written or oral information provided to prospective purchasers of Shares by authorized representatives of the Association ("Authorized Persons") will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

          3.   AGENT IN CONNECTION WITH OFFERING.

          (a) The Association hereby appoints you its non-exclusive agent in connection with this offering to assist in the sale for the account and risk of the Association (1) a minimum of 17 and a maximum of 51 Class A Shares, (2) a minimum of 18 and a maximum of 54 Class B Shares, and (3) a minimum of 24 and a maximum of 72 Class C Shares. Your appointment hereunder shall continue from the effective date of this Agreement until the earlier to occur of (i) the date this Agreement terminates or (ii) the date the offering is fully subscribed as determined by the Association.
     You agree to use your best efforts as agent in connection with this offering to assist in the sale of such numbers of Class A Shares, Class B Shares and Class C Shares as contemplated by this Agreement at the respective prices and subject to the terms and conditions set forth in the Prospectus; provided, however, that the Association reserves the right to reject any prospective investor ("Investor") or reduce his Subscription as provided herein. Subject to the terms and conditions and upon the basis of the representations and warranties set forth herein, you accept such appointment and agree to assist in the sale of the Shares. The Company has reserved the right to sell the Shares directly to Investors on its own behalf through the efforts of its officers and employees in those jurisdictions where and in such manner as it is authorized to do so.

          (b) Each person desiring to purchase Shares will be required to complete and execute the Subscription Agreement in the form included in the Prospectus as Exhibit A thereto and to deliver the Subscription Agreement to you together with payment of the applicable subscription price (the "Subscription Documents"). In addition, each subscriber of Class A Shares must complete and execute a Feeder Pig Purchase Agreement in the form included in the Prospectus as Exhibit B thereto and to deliver said agreement to you, each subscriber of Class B Shares must complete and execute a Weaned Pig Purchase Agreement in the form included in the Prospectus as Exhibit C thereto and to deliver said agreement to you, and each subscriber of Class C Shares must complete and execute a Class C Weaned Pig Purchase Agreement in the form included in the Prospectus as Exhibit D thereto and to deliver said agreement to you. The subscription price is payable by delivery of a check or bank draft, or by wire transfer, in the amount of $80,000.00 per Class A Share subscribed, in the amount of $60,000.00 per Class B Share subscribed and in the amount of $45,000.00 per Class C Share subscribed. Checks and bank drafts should be made payable to the order of "Alliance Farms Cooperative Association Escrow No. 1482300" and delivered to NationsBank, N.A. (Mid-West) (formerly Boatmen's National
     Bank), the Escrow Agent for the Association, at 920 Main Street, 11th Floor, Corporate Trust Department, Kansas City, Missouri 64105, Attention:
     Augusta Nelson.

          (c) All sales to Investors will be conditioned upon the receipt of Subscriptions accepted by the Association for 17 Class A Shares (the "Minimum Class A Sales"), or an integral multiple thereof, for 18 Class B Shares (the "Minimum Class B Sales"), or an integral multiple thereof, or for 24 Class C Shares (the "Minimum Class C Sales"), or an integral
     multiple thereof, in each case, on or before            , 1998 at 5:00
     P.M., Kansas City, Missouri, time (or until             , 1999, if the
     offering is extended by the Association or a prior date designated by the Association). The date on which the Association determines that the offering is to be terminated is herein referred to as the "Termination Date". If Minimum Class A Sales, Minimum Class B Sales or Minimum Class C Sales have not been made by the Termination Date, or if the Association has exercised its discretion, as provided in the Prospectus, to terminate the offering, this Agreement shall terminate and there shall be returned, within 30 days of such termination, to Investors who have subscribed for Shares, their executed Subscription Agreements and Counterpart Signature Pages, plus any and all other documents executed by the Investors together with a refund by the Escrow Agent of their subscription payments plus interest, as provided in the Escrow Agreement.


          (d) At the Closing Date, you will direct the Escrow Agent to deliver to the Association the subscription funds together with accrued interest thereon and other documents in its possession attributable to subscribers whose subscription agreements have been accepted in accordance with the Escrow Agreement. Upon receipt of subscription funds from the Escrow Agent, the Association will pay all sums then currently due to you.


          (e) The term "Closing Date" as used herein shall refer to the date on which the Escrow Agent transfers funds received from subscribers for Shares to the Association. The Closing Date may occur on such date or dates as you and the Association shall agree at any time after you have received, and the Association has accepted, subscriptions for at least 17 Class A Shares, at least 18 Class B Shares or at least 24 Class C Shares and final regulatory approvals have been received as described in the Prospectus.
     The right of the Association to receive such funds on the Closing Date is subject to fulfillment of the conditions of the Escrow Agreement. This Agreement and the offering of Shares contemplated hereby will terminate on the earlier of (a) the acceptance and receipt by the Association of subscriptions for 51 Class A Shares, 54 Class B Shares and 72 Class C Shares, (b) the Termination Date, or (c) the date on which the Association exercises its discretion to terminate the offering.


          (f) The Shares will be sold only to persons who warrant or represent that they meet the suitability requirements set forth in the Prospectus and the Subscription Agreement.

          (g) In consideration for your execution of this Agreement, and for the performance of your obligations hereunder, the Association agrees to pay or cause to be paid to you a fixed lump sum fee of $40,000 whether or not a successful closing of the offering contemplated in the Prospectus has occurred.

          4.   FURTHER AGREEMENTS OF THE ASSOCIATION.

          The Association further agrees that it will:

          (a) Deliver to you promptly such number of copies of the Prospectus as you may reasonably request.

          (b) If during the offering of Shares any event relating to or affecting the Association shall occur as a result of which it is necessary, in the opinion of the Association's counsel, to amend or supplement the Prospectus in order to make the Prospectus not misleading in light of the circumstances existing at the time it is delivered to an Investor, the Association will forthwith prepare and furnish to you a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Prospectus that will amend or supplement the Prospectus so that it will not contain an untrue statement of a material fact or omit a statement of material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to an Investor, not misleading.

          (c) Furnish or make available to you or your counsel any and all documentation reasonably requested in connection with your due diligence efforts regarding information in the Prospectus.

          5.   PAYMENT OF EXPENSES.

          The Association will pay all expenses in connection with (i) the preparation, printing, filing and delivering of the Registration Statement and the Prospectus, including the cost of all copies thereof and any amendments thereof or supplements thereto, (ii) the preparation and copying of other solicitation material and related documents, (iii) filing fees and expenses necessary to comply with the laws of any state for the offering and sale of the Shares, including reasonable fees of your counsel, (iv) the fees of the Association's counsel and accountant, and all reasonable out-of-pocket expenses incurred by you including fees of counsel in connection with this transaction whether or not the transactions contemplated herein are consummated.

          6.   INDEMNIFICATION.

          (a) Subject to the conditions set forth below, the Association agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act"), against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing for, defending against or settling any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Prospectus (as from time to time amended or supplemented) or arising from the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Association by you or on your behalf expressly for use in the Prospectus or any amendment or supplement thereof, and will reimburse you and each such controlling person for any legal or other expenses reasonably incurred by you or any such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.

          You agree to indemnify and hold harmless the Association and each person, if any, who controls the Association within the meaning of
     Section 15 of the 1993 Act against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing for, defending against or settling any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Prospectus (as from time to time amended or supplemented) or arising from the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, only to the extent that such statement or omission was made in reliance upon and in conformity with written information furnished to the Association by you or on your behalf expressly for use in the Prospectus or any amendment or supplement thereof, and will reimburse the Association and each such controlling person for any legal or other expenses reasonably incurred by the Association or any such controlling person in connection with investigating or defending any such loss, claims, damage, liability or action.

          No indemnified party will have any liability (whether direct or indirect, in contract, tort or otherwise) to the Association for or in connection with such engagement except for any such liability for losses, damages, liabilities, expenses or claims incurred by the Association that result primarily from the indemnified party's bad faith or gross negligence or as otherwise provided above.

          (b) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, but in no event later than fifteen (15) business days after receipt of notice of such commencement, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this section, notify in writing the indemnifying party of the commencement thereof; and the omission so to notify the indemnifying party will relieve it from any liability under this section as to the particular item for which indemnification is then being sought, but not for any other liability that it may have to any indemnified party, and if the indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation incurred at the written request of the indemnifying party; provided, however, that if, notwithstanding the election of an indemnifying party to assume the defense thereof, the indemnifying party shall not have employed counsel to take charge of the defense of such action or proceeding or such indemnified party shall have reasonably concluded that there may be defenses available to it that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action or proceeding on behalf of the indemnified party), then in any such events such legal or other expenses of the indemnified party shall be borne by the indemnifying party. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

          (c) Notwithstanding any other provision of this section, you and each person who controls you within the meaning of Section 15 of the 1933 Act shall not be indemnified for any violation of federal securities laws arising out of the offer and sale of the Shares unless (i) such indemnification is specifically approved by a court of law or equity that shall have been advised as to the current position of the Securities and Exchange Commission regarding indemnification for violations of such securities laws or (ii) such indemnification is for (A) settlement costs (which may include legal and other expenses) or (B) litigation costs (which may include legal and other expenses) if a successful defense has been made.

          7.   DUE DILIGENCE.

          You undertake and represent that you have reasonable grounds to believe, based on information made available to you by the Association, that all material facts have been adequately and accurately disclosed and provide a reasonable basis for evaluating an investment in the Association.

          8.   REPRESENTATIONS AND AGREEMENTS TO SURVIVE.

          Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements of the Association and shall remain operative and in full force and effect regardless of any investigation made by you, or on your behalf, or by any controlling person or by or on behalf of the Association and shall survive the Closing Date in the event of the closing of the offering contemplated in the Prospectus, but shall not survive the Termination Date in the event that Minimum Class A Sales, Minimum Class B Sales or Minimum Class C Sales are not made prior to the termination of such offering.

          9.   EFFECTIVE DATE, TERM AND TERMINATION OF AGREEMENT.

          (a) This Agreement shall become effective as of the date first written above. This Agreement shall terminate on the date corresponding to the occurrence of:

               i. The exercise by the Association of its discretion to terminate the offering prior to the Closing Date; or, if not so exercised,

               ii. The failure to make the Minimum Class A Sales, Minimum Class B Sales or Minimum Class C Sales by the Closing Date; or, if such sales are made;


               iii. The failure of the Association to receive the regulatory approvals as contemplated in the Prospectus; or, if such approvals are granted,

               iv.  The payment to you of all amounts due under this Agreement.


          (b) If this Agreement shall be terminated after Minimum Class A Sales, Minimum Class B Sales or Minimum Class C Sales are made by reason of any failure on the part of the Association to perform any undertaking or to satisfy any condition of this Agreement by it to be performed or satisfied (the parties hereto understanding that the Association shall not bear any responsibility for failure of regulatory approvals to be received and that said failure would not trigger the application of this Subsection (b)), the Association shall be obligated to pay you the fee and expenses reimbursement as provided herein but will have no additional liability to you except for such liabilities, if any, as may exist or thereafter arise under Section 6 hereof.


          10.  NOTICES.

          (a) All communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed by overnight delivery or certified mail, return receipt requested, postage prepaid, or hand-delivered to:

          Interstate/Johnson Lane Corporation
          Attention:  Mr. James H. Glen, Jr.
          121 West Trade Street
          Charlotte, NC  28202

     If sent to the Association, such communications shall be mailed by overnight delivery or certified mail, return receipt requested, postage prepaid, or hand-delivered to:

          Alliance Farms Cooperative Association
          Attention:  Mr. Wayne N. Snyder
          3315 North Oak Trafficway
          Department 47
          Kansas City, MO  64116

     with a copy to:

          Stinson, Mag & Fizzell, P.C.
          Attention:  James W. Allen, Esquire
          1201 Walnut Street, Suite 2800
          Kansas City, MO 64106-6237

          (b) A notice shall be deemed to be given by you to the Association or by the Association to you when it is mailed as provided in Subsection (a) of this Section 11 or upon hand delivery to the appropriate address.

          11.  PARTIES.

          This Agreement shall inure solely to the benefit of, and shall be binding upon you, the Association and the controlling persons referred to in
Section 6 hereof, and their respective successors, heirs, legal representatives and assigns, and no other person shall be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

          12.  CONSTRUCTION.

          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

          13.  ENTIRE AGREEMENT.

          This Agreement sets forth the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes and cancels any and all prior agreements and understandings, written or oral, among the parties hereto with respect to the subject matter.

          14.  AMENDMENT.

          This Agreement may be amended only by a writing signed by all of the parties hereto. Except as otherwise provided herein, any provision contained in this Agreement may be waived by any party hereto upon a writing signed by the party against whom such waiver is sought to be enforced.

          15.  AGREEMENT.

          The foregoing agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise, and shall be in addition to any liability which the Association may otherwise have. The Association hereby consents to personal jurisdiction, service and venue in any court in which any claim which is subject to this agreement is brought against you or the Association. This Agreement and the duties, rights and obligations arising hereunder may be assigned by a party hereto only with the prior written consent of all other parties hereto.

          16.  COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

          If the foregoing correctly sets forth the understanding between you and the Association, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                   Sincerely,

                                   ALLIANCE FARMS COOPERATIVE
                                        ASSOCIATION



                                   By:
                                        Wayne N. Snyder
                                        Chairman of the Board
                                        and President

Approved and Agreed to:

INTERSTATE/JOHNSON LANE CORPORATION


By:
     James H. Glen, Jr.
     Senior Vice President


Date:               , 1997